Foundation Building Materials, Inc. Announces First Quarter 2017 Results

Growth Initiatives Continue to Drive Strong Results
2017 First Quarter Highlights

•	Record revenue of $479.5 million, an increase of 96.0% compared to the prior year period

•	Net income of $3.9 million, including a gain of $13.3 million on a derivative, compared to a net loss of $1.3 million in the prior year period

•	Adjusted EBITDA[1] of $32.0 million, one-time expenses of $1.6 million, for a total of $33.6 million, a margin of 7.0%

•	On January 1, 2017, acquired Dominion Interior Supply of Virginia

•	Completed our initial public offering in February raising $161.3 million in net proceeds

Tustin, CA, May 9, 2017 (Business Wire) - Foundation Building Materials, Inc. (NYSE: FBM), the largest specialty distributor of suspended ceiling systems in the United States and Canada and the second largest specialty distributor of wallboard in the United States and Canada, today reported first quarter 2017 financial results.
"2017 is off to a great start as we delivered solid financial and operational results for the first quarter,” said Ruben Mendoza, President and CEO of FBM. “Building on last year’s momentum, we continue to execute our growth strategy and realize benefits from operational initiatives and our acquisition pipeline remains robust. Following five acquisitions completed in 2016, we have already completed five acquisitions in 2017, helping us expand our product offering and our geographic footprint in attractive markets. The completion of our initial public offering in February allowed us to improve our capital structure and positioned us to take advantage of the healthy market dynamics we anticipate in 2017.”

2017 First Quarter Results

Net sales were $479.5 million for the three months ended March 31, 2017, an increase of 96.0% compared to $244.6 million in the prior year period. Net sales increased primarily as a result of $197.8 million in additional net sales provided by acquired branches. Our base business net sales (net sales from branches that were owned by us since January 1, 2016 and branches that were opened by us during such period) increased $23.3 million, or 11.0%, over the prior year period. Complementary products sales were $119.5 million for the three months ended March 31, 2017, an increase of 80.0% compared to $66.4 million in the prior year period.

Gross profit was $139.9 million for the three months ended March 31, 2017, an increase of 93.7% compared to $72.2 million in the prior year period. Gross margin was 29.2% compared to 29.5% in the prior year period. Gross margin was negatively impacted by the Winroc-SPI acquisition and the resulting change in product mix, which was partially offset by a positive contribution from purchasing synergies.

Selling, general and administrative ("SG&A") expenses were $113.1 million for the three months ended March 31, 2017, an increase of 99.2% compared to $56.8 million in the prior year period. SG&A expenses increased primarily due to the Winroc-SPI acquisition in August of 2016, our continued investment in infrastructure and support of our operations as a public company. Warehousing and delivery costs increased by $30.3 million as a result of our higher branch count.

(1) Adjusted EBITDA is a non-GAAP measure. See the supplementary schedules at the end of this press release for a discussion of how we define and calculate this measure, why we believe it is important and a reconciliation thereof to the most directly comparable GAAP measure.

2017 First Quarter One-Time Expenses and Expected Synergies from Acquisitions of $1.6 Million

Management considers one-time expenses and anticipated cost savings in evaluating the performance of the business.  For the three months ended March 31, 2017, we incurred certain one-time expenses totaling $0.6 million, which primarily included acquisition-related expenses.  We also continued to integrate our acquisition of Winroc-SPI during the quarter, and believe that $1.0 million of expenses incurred in the three months ended March 31, 2017 are costs we will eliminate as synergies are realized.

2017 First Quarter Segment Results

Specialty Building Products (“SBP”). Net sales were $418.5 million for the three months ended March 31, 2017, an increase of 71.1% compared to $244.6 million in the prior year period. Net sales were driven by the Winroc-SPI acquisition, which contributed $111.3 million to the SBP segment during the first quarter of 2017, as well as growth in the commercial and residential construction markets. Wallboard, suspended ceiling systems and accessories accounted for the majority of SBP sales for the period.

Gross profit was $122.4 million for the three months ended March 31, 2017, an increase of 69.5% compared to $72.2 million in the prior year period. Gross margin for the three months ended March 31, 2017 was 29.3% compared to 29.5% in the prior year period. Gross margin for the three months ended March 31, 2017 was negatively impacted by the Winroc-SPI acquisition and the resulting change in product mix, which was partially offset by a positive contribution from purchasing synergies.

Mechanical Insulation (“MI”). Net sales were $61.0 million for the three months ended March 31, 2017. We entered the mechanical insulation market as a result of the Winroc-SPI acquisition in August 2016, therefore, there were no sales in this segment for the three months ended March 31, 2016.

Gross profit was $17.5 million for the three months ended March 31, 2017, representing a gross margin of 28.7%.

Acquisitions

Year-to-date Activity. We have completed the following five acquisitions in 2017:

•	Dominion Interior Supply in Richmond, VA on January 1st

•	Irwin Builders Supply in Irwin, PA on April 3rd

•	Trident Distribution in Atlanta, GA on April 30th

•	Wallboard, Inc. in Minneapolis-St. Paul, MN on May 1st

•	Gypsum Wallboard Supply, Inc. in Tacoma, WA on May 1st

Conference Call Information

In conjunction with this release, Foundation Building Materials, Inc. will host a conference call today, Tuesday, May 9, 2017, at 5:00 pm Eastern Time. Ruben Mendoza, President and Chief Executive Officer and John Gorey, Chief Financial Officer will host the call. Investors may dial into the call at (877) 407-9039 (U.S.) or (201) 689-8470 (international) five to ten minutes prior to the start time to allow for registration. Investors may also listen to the live audio webcast via the Investor Relations page of the Foundation Building Materials, Inc. website at http://investors.fbmsales.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

An audio replay of the event will be archived on the Investor Relations page of the company's website at
http://investors.fbmsales.com. The audio replay will also be available via telephone from Tuesday, May 9, 2017, at approximately 8:00 p.m. Eastern Time through Tuesday, May 16, 2017, at 11:59 p.m. Eastern Time. Dial (844) 512-2921 and enter the passcode 13660449. International callers should dial (412) 317-6671 and enter the same passcode number to access the audio replay.

About Foundation Building Materials

Foundation Building Materials is a specialty distributor of wallboard, suspended ceiling systems, and mechanical insulation throughout the U.S. and Canada. Based in Tustin, California, the Company employs more than 3,400 people and operates more than 200 branches across the U.S. and Canada.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

Investor Relations:
Foundation Building Materials, Inc.
657-900-3200
Investors@fbmsales.com

Media Relations:
Joele Frank, Wilkinson Brimmer Katcher
Joe Sala or Ed Trissel
212-355-4449

- Financial Tables Follow -

FOUNDATION BUILDING MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016
Net sales	$479,457	$244,605
Cost of goods sold (exclusive of amortization and depreciation)	339,546	172,360
Gross profit	139,911	72,245
Operating expenses:
Selling, general and administrative expenses	113,062	56,771
Depreciation and amortization	18,396	9,613
Total operating expenses	131,458	66,384
Income from operations	8,453	5,861
Interest expense	(15,249)	(8,036)
Other income, net	13,289	10
Income (loss) before income taxes	6,493	(2,165)
Income tax expense (benefit)	2,564	(904)
Net income (loss)	$3,929	$(1,261)

Earnings (loss) per share data:
Basic	$0.11	$(0.04)
Diluted	$0.11	$(0.04)
Weighted average shares outstanding:
Basic	37,273,156	29,974,239
Diluted	37,273,156	29,974,239

FOUNDATION BUILDING MATERIALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except share data)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$8,793	$28,552
Accounts receivable—net of allowance for doubtful accounts of $5,258 at March 31, 2017 and $5,685 at December 31, 2016	274,474	261,686
Other receivables	40,430	52,845
Inventories	160,498	157,991
Prepaid expenses and other current assets	11,751	12,516
Total current assets	495,946	513,590
Property and equipment, net	145,540	144,387
Intangibles assets, net	207,477	215,381
Goodwill	446,041	437,935
Other assets	8,500	9,692
Total assets	$1,303,504	$1,320,985
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$128,527	$119,788
Accrued payroll and employee benefits	19,203	26,956
Accrued taxes	8,915	9,151
Other current liabilities	34,270	49,613
Total current liabilities	190,915	205,508
Asset-based credit facility	42,000	208,469
Long-term portion of notes payable, net	527,632	525,487
Tax receivable agreement	203,837	—
Deferred income taxes, net	29,119	26,867
Other liabilities	12,543	26,138
Total liabilities	1,006,046	992,469
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value:
Authorized shares—10,000,000, none issued or outstanding	—	—
Common stock, $0.001 par value:
Authorized shares—190,000,000
Issued and outstanding shares—42,865,407 at March 31, 2017 and 29,974,239 at December 31, 2016	13	—
Additional paid-in capital	329,704	364,815
Accumulated deficit	(32,368)	(36,296)
Accumulated other comprehensive income (loss)	109	(3)
Total stockholders' equity	297,458	328,516
Total liabilities and stockholders' equity	$1,303,504	$1,320,985

FOUNDATION BUILDING MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$3,929	$(1,261)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,131	2,521
Amortization of intangible assets	11,265	7,092
Amortization of debt issuance costs and debt discount	2,399	892
Inventory fair value adjustment	71	990
Stock-based compensation	1,553	—
Provision for doubtful accounts	135	586
Unrealized gain on derivative instruments, net	(13,219)	—
Loss on disposal of property and equipment	152	100
Deferred income taxes	2,543	(450)
Change in assets and liabilities, net of effects of acquisitions:
Accounts receivables	(11,273)	(5,129)
Other receivables	12,595	10,580
Inventories	(2,137)	(3,542)
Prepaid expenses and other current assets	787	(526)
Other assets	158	117
Accounts payable	8,249	15,467
Accrued payroll and employee benefits	(7,793)	(2,461)
Accrued taxes	(238)	—
Other liabilities	(15,424)	287
Net cash provided by operating activities	883	25,263
Cash flows from investing activities:
Capital expenditures	(7,572)	(3,185)
Proceeds from the disposal of fixed assets	98	—
Acquisitions	(13,195)	—
Net cash used in investing activities	(20,669)	(3,185)
Cash flows from financing activities:
Proceeds from asset-based credit facility	114,500	—
Repayments of asset-based credit facility	(281,032)	(15,000)
Principal payments on long-term debt	—	(613)
Principal repayment of capital lease obligations	(691)	—
Issuance of common stock	164,189	—
Capital contributions	2,997	—
Net cash used in financing activities	(37)	(15,613)
Effect of exchange rate changes on cash	64	—
Net (decrease) increase in cash	(19,759)	6,465
Cash and cash equivalents at beginning of period	28,552	10,662
Cash and cash equivalents at end of period	$8,793	$17,127

Supplemental disclosures of cash flow information:
Cash paid during the period for income taxes	$39	$302
Cash paid during the period for interest	$25,308	$7,068
Supplemental disclosures of non-cash investing and financing activities:
Change in fair value of derivatives, net of tax	$461	$—
Assets acquired under capital lease	$378	$—
Goodwill adjustment for purchase price allocation	$723	$—
Tax receivable agreement	$203,837	$—

Supplementary Schedules

FOUNDATION BUILDING MATERIALS, INC.
SALES BY PRODUCT CATEGORY
(in thousands)

	Three Months Ended March 31,
	2017	2016
Wallboard and accessories	$209,459	$128,280
Metal framing	68,121	42,958
Suspended ceiling systems	72,534	26,216
Other products	83,126	47,151
Commercial and industrial insulation	46,217	—
Net sales	$479,457	$244,605

Base Business Information

The table below highlights our growth by base business net sales and branches acquired and includes the impact of branches strategically consolidated or closed.

(in thousands)
Net sales for the three months ended March 31, 2016	$244,605
Increase in net sales due to:
Base business net sales(1)	23,283
Branches consolidated/closed(2)	13,768
Branches acquired(3)	197,801
Net sales for the three months ended March 31, 2017	$479,457

(1)
Represents net sales from branches that were owned by us since January 1, 2016 and branches that were opened by us during such period. Base business net sales for the three months ended March 31, 2016 were $212,078.

(2)
Represents branches consolidated/closed after January 1, 2016, primarily as a result of our strategic consolidation of branches. This includes increases in net sales from branches that assumed operations of closed/acquired branches.

(3)	Represents branches acquired after January 1, 2016.

Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to results under GAAP, this press release contains certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA, which are provided as supplemental measures of financial performance. These measures are not required by, or presented in accordance with, GAAP. We calculate EBITDA as net income (loss) before interest expense, income tax benefit (expense), depreciation and amortization. We calculate Adjusted EBITDA as EBITDA before certain non-recurring adjustments such as purchase accounting adjustments, IPO expenses, stock-based compensation, non-cash (gains) losses on the sale of property and equipment, derivative financial instruments and management fees paid to private equity sponsors.

EBITDA and Adjusted EBITDA are presented because they are important metrics used by management as one of the means by which it assesses financial performance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. These measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing our company and its results of operations.

EBITDA and Adjusted EBITDA have certain limitations. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income, or as any other measures of financial performance derived in accordance with GAAP. These measures also should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items for which these non-GAAP measures make adjustments. Additionally, EBITDA and Adjusted EBITDA are not intended to be liquidity measures. Other companies, including other companies in our industry, may not use such measures or may calculate one or more of the measures differently than we do, limiting their usefulness as a comparative measure.
The following is a reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net income:

Three Months Ended March 31, 2017
(in thousands)
Net income	$3,929
Interest expense, net	15,214
Income tax expense	2,564
Depreciation and amortization	18,396
EBITDA	40,103

Unrealized non-cash gain on derivative financial instruments	(13,219)
Initial public offering expenses	2,975
Stock-based compensation	1,553
Non-cash purchase accounting effects(a)	71
Loss on disposal of property and equipment	152
Management fees(b)	353
Adjusted EBITDA	$31,988

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of acquisitions.

(b)
Represents fees paid to our former private equity sponsor for services provided pursuant to past management agreements. These fees are no longer being incurred subsequent to our initial public offering.